                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

              AMERICAN MEDICAL SECURITY GROUP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                               3100 AMS Boulevard
                              Green Bay, WI 54313
                                 (920) 661-1500

                                          March 31, 2000

To All Shareholders:

    You are cordially invited to attend the Company's 2000 Annual Meeting of Shareholders on Wednesday, May 17, 2000, in Green Bay, Wisconsin.

    The Annual Meeting will begin promptly at 11:00 a.m. at the Radisson Inn located at 2040 Airport Drive, Green Bay, Wisconsin.

    The official Notice of Annual Meeting, Proxy Statement and appointment of proxy form are included with this letter. The matters listed in the Notice of Annual Meeting are described in detail in the Proxy Statement.

    The vote of every shareholder is important to us. Please note that returning your completed proxy will not prevent you from voting in person at the Annual Meeting if you wish to do so. Your cooperation in promptly signing, dating and returning your proxy will be greatly appreciated.

                                      Sincerely,

                                      /s/ Samuel V. Miller

                                      Samuel V. Miller
                                      CHAIRMAN OF THE BOARD, PRESIDENT
                                      AND CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Common Stock of
American Medical Security Group, Inc.:

    The Annual Meeting of the Shareholders (the "Meeting") of American Medical Security Group, Inc. (the "Company") will be held at the Radisson Inn located at 2040 Airport Drive, Green Bay, Wisconsin, on Wednesday, May 17, 2000, at
11:00 a.m. local time, for the following purposes:

1. To elect three directors of the Company for terms expiring at the 2003 Annual Meeting of Shareholders; and

2. To transact any other business as may properly come before the Meeting or any adjournment or postponement thereof.

    Only shareholders of record at the close of business on March 20, 2000, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

    A copy of the Proxy Statement furnished in connection with the solicitation of proxies by the Company's Board of Directors for use at the Meeting accompanies this Notice.

    Shareholders who cannot attend in person are requested to complete and return the enclosed proxy in the envelope provided. You may revoke your proxy at any time prior to the voting thereof by advising the Secretary of the Company in writing (by subsequent proxy or otherwise) of such revocation.

                            YOUR VOTE IS IMPORTANT.
 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE
        ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                      By Order of the Board of Directors,

                                      /s/ Timothy J. Moore

                                      Timothy J. Moore
                                      SECRETARY

Green Bay, Wisconsin
March 31, 2000

                                     [LOGO]

                               3100 AMS Boulevard
                           Green Bay, Wisconsin 54313

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 2000

                            SOLICITATION AND VOTING

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Medical Security Group, Inc. (the "Company" or "AMS") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Radisson Inn located at 2040 Airport Drive, Green Bay, Wisconsin, on Wednesday, May 17, 2000, at 11:00 a.m. local time, and at any adjournment or postponement thereof. At the Meeting, shareholders of the Company will consider and vote upon (1) the election of three directors of the Company for terms expiring at the 2003 Annual Meeting of Shareholders, and (2) such other business as may be properly brought before the Meeting.

    Only holders of record of shares of common stock, no par value per share ("Common Stock"), of the Company at the close of business on March 20, 2000, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting. Shareholders will be entitled to one vote for each share of Common Stock held. On March 20, 2000, there were issued and outstanding 15,474,115 shares of Common Stock.

    When you sign and return the enclosed appointment of proxy form, shares of the Common Stock represented thereby will be voted FOR the nominees for directors named in this Proxy Statement, unless you specify otherwise on the proxy form. In the event that any nominee for director is unable to serve, the proxy holders may vote for a substitute designated by the Board of Directors of the Company. Returning your completed proxy form will not prevent you from voting in person at the Meeting should you be present and wish to do so. You may revoke your proxy at any time before it is voted by advising the Secretary of the Company of such revocation in writing (by subsequent proxy or otherwise). Attendance at the meeting, in and of itself, will not revoke your proxy.

    The Company knows of no other matters to come before the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons acting pursuant to the accompanying appointment of proxy form to vote the shares represented thereby in accordance with their best judgment.

    A majority of the votes entitled to be cast by the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Meeting. Any abstentions, shares for which authority is withheld to vote for director nominees, and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for purposes of establishing a quorum.

    Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a shareholders' meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen in the election. Therefore, any shares not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. The Inspectors of Election appointed under the authority of the Board of Directors will count the votes and ballots at the Annual Meeting.

    The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Officers and other employees of the Company may solicit proxies by personal interview, telephone and facsimile, in addition to the use of the mails, but will receive no additional compensation for such activities. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of the Common Stock held of record by them to the beneficial owners of such shares. The Company will reimburse them for reasonable out-of-pocket expenses.

    The Annual Report to Shareholders for the year ended December 31, 1999, the Notice of the Meeting, this Proxy Statement and the accompanying appointment of proxy form were first mailed to shareholders on or about March 31, 2000.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) of shares of Common Stock by (1) each person or entity known to the Company to own beneficially more than 5% of the shares of the Common Stock outstanding, (2) each nominee for director and director of the Company, (3) each executive officer of the Company named in the Summary Compensation Table below, and (4) all directors and executive officers of the Company as a group. Unless otherwise indicated, each shareholder listed below has sole voting and dispositive power with respect to shares of Common Stock beneficially owned. Information is as of February 29, 2000, for nominees for director, directors, and executive officers. Information for 5% shareholders (other than Mr. Miller) is as disclosed in reports regarding such ownership filed with the Securities and Exchange Commission (the "SEC") in accordance with Sections 13(d) or 13(g) of the Exchange Act.

                                                                NUMBER OF SHARES      PERCENT OF
NAME AND ADDRESS                                              BENEFICIALLY OWNED(1)     CLASS
----------------                                              ---------------------   ----------
Blue Cross & Blue Shield United of Wisconsin................        6,309,525            40.7%
  1515 N. RiverCenter Drive
  Milwaukee, WI 53212
Heartland Advisors, Inc.(2).................................        1,636,400            10.6
  789 North Water Street
  Milwaukee, WI 53202
Wellington Management Company, LLP(3).......................          990,700             6.4
  75 State Street
  Boston, MA 02109
Samuel V. Miller(4).........................................        1,003,675             6.1
  3100 AMS Boulevard
  Green Bay, WI 54313
Caxton International Limited(5).............................          877,400             5.7
  c/o Leeds Management Services Limited
  129 Front Street
  Hamilton HM12, Bermuda
Dimensional Fund Advisors Inc...............................          843,100             5.4
  1299 Ocean Avenue, 11(th) Floor
  Santa Monica, CA 90401
Roger H. Ballou.............................................            1,666            *
W. Francis Brennan..........................................           11,666            *
James C. Hickman............................................            1,866            *
William R. Johnson..........................................            8,166            *
Eugene A. Menden............................................            3,166            *
Michael T. Riordan(4).......................................            6,666            *
Frank L. Skillern...........................................           11,666            *
J. Gus Swoboda..............................................            3,166            *
Gary D. Guengerich..........................................           77,688            *
James C. Modaff.............................................               --              --
Thomas G. Zielinski.........................................              992            *
Christopher N. Earl.........................................           17,500            *
All directors and executive officers as a group: 16                 1,200,949             7.2
  persons...................................................

------------------------

* Amount represents less than 1% of the total shares of the Common Stock issued and outstanding.

(1) Includes the following number of shares which the individual has the right to acquire within 60 days of February 29, 2000, upon the exercise of stock options: Mr. Miller, 997,175 shares; Messrs. Ballou, Brennan, Hickman, Johnson, Menden, Riordan, Skillern, and Swoboda, 1,666 shares each;
    Mr. Guengerich, 62,788 shares; Mr. Earl, 17,500 shares; and all directors and executive officers as a group, 1,134,339 shares.

(2) Heartland Advisors, Inc. has sole voting power with respect to 1,457,600 shares beneficially owned.

(3) Wellington Management Company, LLP has shared voting power with respect to 291,200 shares and shared dispositive power with respect to 990,700 shares beneficially owned.

(4) Includes the following shares owned jointly with such person's spouse, with respect to which such person shares voting power and dispositive power:
    Mr. Miller, 6,500 shares; and Mr. Riordan, 5,000 shares.

(5) The shares owned by Caxton International Limited ("Caxton International") may be deemed to be beneficially owned by Bruce S. Kovner, whose address is 667 Madison Avenue, New York, NY 10021. Mr. Kovner is the Chairman and sole shareholder of Caxton Corporation (which is the manager and majority owner of Caxton Associates, LLC, the trading advisor to Caxton International) and, as such, has voting and dispositive power with respect to investments made by Caxton International. Mr. Kovner, through his relationship with Caxton International, and Caxton International share voting and dispositive power with respect to the shares beneficially owned.

    Blue Cross & Blue Shield United of Wisconsin ("Blue Cross") owns 40.7% of the issued and outstanding shares of the Common Stock. James C. Hickman, a director of the Company, is also a director of Blue Cross. Mr. Hickman and two other Company directors, Eugene A. Menden and William R. Johnson, are directors of United Wisconsin Services (see "Certain Transactions" below). Blue Cross beneficially owns more than 10% of the common stock of United Wisconsin Services. It is anticipated that Blue Cross will vote its shares of Common Stock in favor of each of the nominees for director.

                         ITEM 1--ELECTION OF DIRECTORS

    Three directors are to be elected at the Annual Meeting to serve three year terms expiring at the 2003 Annual Meeting and until their respective successors are duly elected and qualified. The names of the persons nominated by the Board of Directors and the continuing Board members are set forth below, along with additional information regarding such persons. Each nominee is presently serving as a director of the Company.

    The election shall be determined by a plurality of the votes cast. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted in favor of the election of the nominees described below. The three nominees have indicated that they are able and willing to serve as directors. However, if any of the nominees should be unable to serve, an eventuality which management does not contemplate, it is intended that the proxies will vote for the election of such other person or persons as the Board of Directors of the Company may recommend.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES FOR
                                   DIRECTORS.

       NOMINEES FOR ELECTION AT THIS MEETING WITH TERMS EXPIRING IN 2003

                     DIRECTOR
                      SINCE             PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
                     --------   ------------------------------------------------------------
James C. Hickman       1991     Mr. Hickman has been an Emeritus Professor and Emeritus Dean
Age: 72                         of the School of Business at the University of
                                Wisconsin-Madison ("UW School of Business") since July 1993.
                                He was a Professor at the UW School of Business from 1972 to
                                1993, serving as Dean of the UW School of Business from 1985 to 1990. He is a director of United Wisconsin Services, Blue
                                Cross, and Century Investment Management Company.

William R. Johnson     1993     Mr. Johnson has been Chairman of Johansen Capital
Age: 73                         Associates, Inc., a financial and investment consulting
                                firm, since 1986. He is a director of United Wisconsin
                                Services and Campbell, Newman, Pottinger & Associates, an
                                investment consulting firm.

Frank L. Skillern      1998     Mr. Skillern was Chief Executive Officer of American Express
Age: 63                         Centurion Bank, a consumer bank located in Salt Lake City,
                                Utah, from 1996 until his retirement in March 1999. He has been Chairman of the Board of Directors of American Express
                                Centurion Bank since his retirement and a director of that bank since 1991. From 1994 to 1996 he was President,
                                Consumer Card Group, USA, American Express Travel Related
                                Services Company ("TRS"), having served as an Executive Vice
                                President of TRS for the prior two years.

                              CONTINUING DIRECTORS
               DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2001

                     DIRECTOR
                      SINCE             PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
                     --------   ------------------------------------------------------------
Eugene A. Menden       1991     Mr. Menden is a retired Vice President and Director of
Age: 69                         Marquette Medical Systems, Inc. (formerly known as Marquette
                                Electronics, Inc.), a manufacturer of medical electronic
                                products, where he also held various other senior management positions in his over 20-year career with the company. He is also a director of United Wisconsin Services.
Samuel V. Miller       1998     Mr. Miller has been Chairman of the Board, President and
Age: 54                         Chief Executive Officer of the Company since September 1998.
                                He was an Executive Vice President of the Company from 1995 to 1998 and also served as President and Chief Executive
                                Officer of American Medical Security Holdings, Inc. since
                                1996. During 1994 to 1995, Mr. Miller was a member of the
                                executive staff planning group with the Travelers Group,
                                serving as Chairman and Group Chief Executive of National
                                Benefit Insurance Company and Primerica Financial Services
                                Ltd. of Canada. Prior to 1994, Mr. Miller spent 10 years as
                                President and Chief Executive Officer of American Express
                                Life Assurance Company.
Michael T. Riordan     1998     Mr. Riordan was President and Chief Operating Officer of
Age: 49                         Fort James Corporation, a consumer products company, from
                                1997 to August 1998. He was Chairman, President and Chief
                                Executive Officer of Fort Howard Corporation from 1996 to
                                1997, and President and Chief Operating Officer of Fort
                                Howard Corporation from 1992 to 1996. Fort Howard
                                Corporation merged with James River Corporation in 1997 to become Fort James Corporation. He is also a director of The
                                Dial Corporation and Wallace Computer Services, Inc.

                     DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2002

Roger H. Ballou        1998     Mr. Ballou has been the Chairman of the Board and Chief
Age: 49                         Executive Officer of Global Vacation Group since March 1998.
                                Immediately prior to that time, Mr. Ballou served as a
                                senior advisor to Thayer Capital Partners. Between May 1995 and September 1997, Mr. Ballou served as Vice Chairman and
                                Chief Marketing Officer and then as President and Chief
                                Operating Officer of Alamo Rent-a-Car. From 1989 to 1995,
                                Mr. Ballou was President of the Travel Services Group of
                                American Express Company.
W. Francis Brennan     1998     Mr. Brennan is a retired Executive Vice President of UNUM
Age: 63                         Corporation, a life and health insurance company, where he served on the boards of UNUM's insurance affiliates in the
                                United States, Canada, the United Kingdom and Japan. He
                                joined UNUM in 1984 and retired in 1995. Prior to joining
                                UNUM, Mr. Brennan was a Vice President with Connecticut
                                General Life Insurance Company.
J. Gus Swoboda         1998     Mr. Swoboda is Chairman of the Board of Directors of First
Age: 64                         Northern Capital Corp., a publicly traded financial
                                institution, and a retired Senior Vice President of
                                Wisconsin Public Service Corporation, an electric and gas
                                utility, where he also held various other senior management positions. He joined Wisconsin Public Service in 1959 and
                                retired in 1997.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

    In fiscal 1999, the Board of Directors held five meetings. The Board of Directors has standing Audit, Compensation, Finance, and Executive Committees. During 1999, each director attended all Board meetings and all meetings of the committees of the Board on which the director served.

    The Audit Committee recommends to the Board the selection of the Company's independent auditors; reviews the scope and results of the Company's audits with the independent auditors; and reviews the adequacy and effectiveness of the Company's operational, accounting, and financial controls with the independent auditors and the Company's internal audit and accounting personnel. The Audit Committee also reviews the audited financial statements of the Company and the auditors' reports and management letter with the independent auditors. In addition, the Audit Committee reviews and evaluates related-party transactions and conflict of interest statements, and discharges certain other responsibilities of the Board of Directors when so instructed by the Board. The Audit Committee is composed entirely of outside directors. The members of the Audit Committee are Messrs. Menden (Chairman), Hickman, Brennan, and Swoboda. The Audit Committee held four meetings during 1999.

    The Compensation Committee evaluates the performance of the Company's executive officers; determines the compensation of the executive officers; reviews the compensation of other key employees; acts as the nominating committee for directors; makes recommendations to the Board of Directors regarding the types, methods and levels of director compensation; administers the Company's equity-based compensation plans; administers the other compensation plans for executive officers and directors; and discharges certain other responsibilities of the Board of Directors when so instructed by the Board. The Compensation Committee will consider a nominee for election to the Board of Directors recommended by a shareholder if the shareholder submits the nomination in compliance with the requirements of the Company's Bylaws relating to nominations by shareholders. The Compensation Committee is composed entirely of outside directors. The members of the Compensation Committee are Messrs. Riordan (Chairman), Brennan, Ballou, and Skillern. The Compensation Committee held three meetings during 1999.

    The Finance Committee approves investment policies and plans; monitors the performance of the Company's investment portfolio; consults with management regarding the Company's capital structure and material transactions involving real estate, accounts receivable and other assets; monitors the amounts and types of insurance carried by the Company; monitors the Company's relationship with its lenders; and discharges certain other responsibilities of the Board of Directors when so instructed by the Board. The members of the Finance Committee are Messrs. Johnson (Chairman), Menden, Miller, and Skillern. The Finance Committee held three meetings during 1999.

    The Executive Committee discharges certain responsibilities of the Board of Directors when so instructed by the Board. When the Board of Directors is not in session, the Executive Committee may exercise all of the powers and authority of the full Board in the management of the business and affairs of the Company to the extent allowed by the Wisconsin Business Corporation Law. The members of the Executive Committee met in executive session twice during 1999. The members of the Executive Committee are Messrs. Miller (Chairman), Ballou, Hickman, and Riordan.

COMPENSATION OF DIRECTORS

    Directors who are officers or employees of the Company do not receive any compensation for service as members of the Board of Directors or committees of the Board. During 1999, a director who was not an officer or employee of the Company received an $18,000 annual fee and $1,000 per day for attendance at Board or committee meetings. In addition, each committee chairman received a $3,600 annual fee and other committee members received a $1,800 annual fee. The Company also reimburses directors for their travel expenses in connection with their attendance at Board and committee meetings. The payment of a director's annual fees and meeting fees may be deferred by any director at such director's election pursuant to the Company's Directors Deferred Compensation Plan until the later of the date of termination of such director's service as a non-employee director or the date specified by such director in his deferred election form.

    After reviewing competitive data, including the results of a competitive compensation study prepared by the Company's executive compensation consultant, Arthur Andersen LLP, the Company decided, beginning in 2000, to (1) increase the annual fee for serving on the Board to $20,000, (2) increase the Board meeting attendance fee to $1,200, and (3) pay directors $1,000 for each committee meeting attended. The Company did not change the annual fees for serving on Committees.

    In 1999, the shareholders of the Company approved amendments to the Company's Equity Incentive Plan (the "Executive Incentive Plan"), to allow non-employee directors to participate in the Equity Incentive Plan. During 1999, nonqualified stock options to purchase 16,000 shares of Common Stock of the Company were granted to each director at an exercise price equal to the fair market value of the Common Stock on the date of grant. The options will become exercisable for one-third of the shares of Common Stock subject to the option on each of the first three anniversaries of the date of grant. Exercisability of unvested options is accelerated in the event of a non-employee director's death, disability, or upon a change in control as defined in the Equity Incentive Plan (see "Executive Compensation--Options/SAR Grants in Last Fiscal Year--Footnote 1"). The number of shares granted to the non-employee directors in 1999 was based on a grant date present value of competitive annual stock option grant amounts. The Compensation Committee of the Board of Directors does not expect to grant options to non-employee directors in 2000.

NOMINATIONS FOR DIRECTORS BY SHAREHOLDERS

    Article II, Section 2.01(B) of the Company's Bylaws provides that if a shareholder desires to make a nomination for the election of directors at an annual meeting, he or she must give timely written notice of the nomination to the Secretary of the Company. Notice is timely if received by the Secretary at the Company's principal office in the year of the applicable annual meeting not less than 60 days nor more than 90 days prior to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders. The annual meeting of shareholders is generally held in mid- to late-May. The notice must set forth the shareholder's name and address as they appear on the Company's books; the class and number of shares of Common Stock beneficially owned by such shareholder; a representation that such shareholder is a holder of record of shares entitled to vote at the meeting and intends to appear at the meeting, in person or by proxy, to make the nomination; the name and residential address of the nominee; a description of all arrangements or understandings between the shareholder and the nominee (and any other person or persons) pursuant to which the nomination is to be made; the written consent of the nominee to serve, if elected; and certain other information. The notice must be signed by the shareholder of record who intends to make the nomination (or his or her duly authorized proxy or other representative) and must bear the date of signature of such shareholder or representative. Article II, Section 2.02(B) of the Bylaws provides that notices with respect to any nomination for a Board election to be held at any special meeting must contain all the information set forth above and must be received by the Secretary of the Company not earlier than 90 days and not later than the later of 60 days prior to the special meeting or ten days after notice of such meeting is first given to shareholders. The Bylaws require similar notice with respect to shareholder proposals for other action to be taken at a meeting of shareholders. See "Shareholder Proposals." Shareholders wishing to submit a nomination should review the Bylaw requirement regarding nominations by shareholders and should communicate with the Secretary of the Company at American Medical Security Group, Inc., 3100 AMS Boulevard, Green Bay, Wisconsin 54313, for further information. Compliance with the Bylaw advance notice requirements does not confer any right to have a shareholder nomination or proposal included in the Company's proxy statement or form of proxy unless the Board of Directors determines to adopt or recommend the nomination or proposal for such inclusion.

                             EXECUTIVE COMPENSATION

    The following table summarizes the total compensation paid by the Company to the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for services rendered to the Company for the fiscal years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM COMPENSATION
                                                                                  ---------------------------------------
                                                  ANNUAL COMPENSATION                      AWARDS
                                        ---------------------------------------   -------------------------
                                                                       OTHER                    SECURITIES
                                                                      ANNUAL      RESTRICTED    UNDERLYING     ALL OTHER
    NAME AND PRINCIPAL                                               COMPENSA-       STOCK       OPTIONS/      COMPENSA-
         POSITION              YEAR     SALARY ($)   BONUS ($)(1)   TION ($)(2)   AWARDS ($)    SARS (#)(3)   TION ($)(4)
---------------------------  --------   ----------   ------------   -----------   -----------   -----------   -----------
Samuel V. Miller...........    1999      $500,000      $500,000       $18,628              --     148,000       $  2,000
CHAIRMAN OF THE BOARD,         1998       500,000       650,000        14,200     $   900,449(5)   201,113         2,000
PRESIDENT & CHIEF              1997       500,000       600,000            --              --          --             --
EXECUTIVE OFFICER

Gary D. Guengerich(6)......    1999       260,000        67,600         5,226              --      68,000             --
EXECUTIVE VICE PRESIDENT &     1998       225,000       110,000            --              --     152,788             --
CHIEF FINANCIAL OFFICER        1997        37,262        85,000            --              --          --         50,000(7)

James C. Modaff(6).........    1999       108,000       130,000         6,741              --     178,000          3,060
EXECUTIVE VICE PRESIDENT &     1998            --            --            --              --          --             --
CHIEF ACTUARY                  1997            --            --            --              --          --             --

Thomas G. Zielinski(6).....    1999        93,000       200,000           980              --     185,000          1,400
EXECUTIVE VICE PRESIDENT       1998            --            --            --              --          --             --
OF OPERATIONS                  1997            --            --            --              --          --             --

Christopher N. Earl(6).....    1999       192,981       107,000        12,174              --     132,000          5,229
SENIOR VICE PRESIDENT,         1998            --            --            --              --          --             --
SALES & MARKETING              1997            --            --            --              --          --             --

------------------------

(1) Bonus amounts for Mr. Miller represent amounts earned by him pursuant to the terms of his employment agreement with the Company. Bonus amounts for other executive officers represent amounts earned under incentive bonus plans, and for Mr. Guengerich for 1997 and for Messrs. Modaff and Zielinski for 1999 include new hire recruitment bonuses and minimum guaranteed bonuses for services during the year in which they were first employed (see footnote 6).

(2) Amounts represent reimbursement for the payment of taxes related to compensation recognized in connection with moving expenses and the personal use of Company vehicles and airplane. The amounts indicated do not include perquisites and other personal benefits to the Named Executive Officers, which, for each officer, did not exceed the lesser of $50,000 or 10% of the officer's total annual salary and bonus.

(3) These options are granted under the Company's Equity Incentive Plan, as amended, which permits limited transfers of nonqualified stock options to certain members of the optionee's immediate family or to a trust for their benefit. Numbers reflect adjustments made in 1998, as a result of the Spin-off (see "Certain Transactions") to the number of stock options granted prior to the Spin-off.

(4) Except for Mr. Guengerich, amounts represent the Company's matching contributions to the Company's retirement savings plan.

(5) Consists of a grant of 73,506 shares of deferred Common Stock pursuant to an agreement entered into with Mr. Miller on November 17, 1998. The deferred stock will vest on November 17, 2002, or his earlier death, disability, or the occurrence of a change in control while he is employed by the

    Company, or upon the Company's termination of his employment for any reason other than cause if the fair market value of the Common Stock on the date of termination exceeds $12.00 per share. If the vesting requirements are satisfied, the deferred stock will be issued on January 2 of the year following Mr. Miller's termination of employment. Prior to the issuance of the deferred stock, Mr. Miller is not entitled to receive any dividend equivalents or other distributions which might be paid with respect to the Company's Common Stock, but the number of shares of deferred stock to be issued to him would be equitably adjusted as appropriate to reflect any stock dividend, stock split or other capital change which affects the Common Stock. As of December 31, 1999, the 73,506 shares of deferred stock had a value of $441,036 based on the $6.00 per share closing price of the Company's Common Stock on December 31, 1999.

(6) Messrs. Guengerich, Modaff, Zielinski, and Earl became employees of the Company on November 3, 1997, August 2, 1999, August 23, 1999 and February 22, 1999, respectively.

(7) The amount represents payment in lieu of commission reimbursement upon sale of home, which Mr. Guengerich chose not to sell.

    The following table details the stock options granted pursuant to the Equity Incentive Plan during 1999 to the Named Executive Officers. No SARs were granted during 1999.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                      INDIVIDUAL GRANTS                        POTENTIAL REALIZED VALUE
                                  ----------------------------------------------------------       AT ASSUMED ANNUAL
                                   NUMBER OF     PERCENT OF TOTAL                                RATES OF STOCK PRICE
                                   SECURITIES      OPTION/SARS                                  APPRECIATION FOR OPTION
                                   UNDERLYING       GRANTED TO      EXERCISE OR                         TERM(2)
                                  OPTIONS/SARS     EMPLOYEES IN     BASE PRICE    EXPIRATION   -------------------------
NAME                              GRANTED (#)      FISCAL YEAR       ($/SHARE)       DATE        5% ($)       10% ($)
----                              ------------   ----------------   -----------   ----------   ----------   ------------
Samuel V. Miller................     148,000           17.0%          $5.8125      11/16/11     $684,633     $1,839,581

Gary D. Guengerich..............      68,000            7.8           5.8125       11/16/11      314,561        845,213

James C. Modaff.................     110,000           12.6          10.75           8/1/11      941,105      2,528,691
                                      68,000            7.8           5.8125       11/16/11      314,561        845,213

Thomas G. Zielinski.............     117,000           13.4           8.875         8/22/11      826,394      2,220,496
                                      68,000            7.8           5.8125       11/16/11      314,561        845,213

Christopher N. Earl.............      70,000            8.0          14.125         2/21/11      786,905      2,114,371
                                      62,000            7.1           5.8125       11/16/11      286,806        770,635

------------------------

(1) The grants consisted entirely of nonqualified stock options granted pursuant to the Equity Incentive Plan. All options granted to the Named Executive Officers have a term of 12 years, subject to earlier expiration in certain events related to the termination of employment, were granted at 100% of the fair market value of the Company's Common Stock on the date of grant, and become exercisable as to 25% of such options on each of the first four anniversaries of the date of grant. Exercisability of unvested options is accelerated in the event of the optionee's death or disability, or upon a change in control. A change in control generally occurs when (1) a majority of the directors of the Company cease to continue to serve as directors of the Company and the chief executive officer of the Company ceases to serve as the chief executive of the Company as the result of or in connection with
    (a) any person, or group as defined in Section 13(d)(3) of the Exchange Act, becoming the beneficial owner of 40% or more of the Company's outstanding voting securities, (b) a cash tender or exchange offer, (c) a hostile or involuntary merger or other business combination, (d) a sale of all or substantially all of the assets of the Company, (e) a contested election of directors, or (f) any combination of the foregoing events; or (2) the shareholders approve a plan of liquidation or dissolution of the Company. Notwithstanding the foregoing, no option may be exercised within the first six months following the date of grant. The options permit limited transfers to certain members of the optionee's immediately family or to a trust for their benefit.

(2) The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised. There is no assurance that the value realized by an optionee will be at or near the assumed 5% and 10% annual rates of stock price appreciation shown in this table.

    No stock options or SARs were exercised by any of the Named Executive Officers during 1999. The number of unexercised options and the total value of unexercised in-the-money options at December 31, 1999, are shown in the following table. No SARs were outstanding at December 31, 1999.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                                                  OPTION/SARS AT FY-END (#)         AT FY-END ($)(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Samuel V. Miller...............................    997,175        223,000       $      --        $27,750

Gary D. Guengerich.............................     62,788        158,000              --         12,750

James C. Modaff................................         --        178,000              --         12,750

Thomas G. Zielinski............................         --        185,000              --         12,750

Christopher N. Earl............................         --        132,000              --         11,625

------------------------

(1) The value of unexercised in-the-money options represents the positive spread between the $6.00 per share closing price of the Company's Common Stock as reported on the New York Stock Exchange composite tape on December 31, 1999, and the exercise price of unexercised options. The actual amount, if any, realized upon exercise of options will depend on the market price of the Common Stock relative to the per share exercise price at the time the option is exercised.

EMPLOYMENT AND RELATED AGREEMENTS

    Mr. Miller is a party to an Employment and Noncompetition Agreement (the "Miller Agreement") with the Company dated as of April 7, 1998, which supersedes an Employment and Noncompetition Agreement dated as of October 30, 1995. The Miller Agreement contains customary employment terms. The terms of the Miller Agreement, which expires on December 31, 2000, provide for automatic one-year extensions (unless notice not to extend is given by either party at least
30 days prior to the end of the effective term), and provide for an annual base salary of $500,000 and annual performance bonuses of not less than $500,000 or more than $1,000,000. Portions of Mr. Miller's performance bonuses are deferred so that his W-2 compensation for a calendar year does not exceed $990,000. In the event of termination of the employment of Mr. Miller by the Company without "cause" (as defined in the Miller Agreement), Mr. Miller will be entitled to receive a severance payment of $3,000,000 if his employment is terminated during the initial term of the Miller Agreement or $1,000,000 if his employment is terminated during a renewal term of the Miller Agreement, provided that such severance amount shall not exceed 2.99 multiplied by Mr. Miller's "base amount" (as defined in Internal Revenue Code Section 280G). The Miller Agreement also includes noncompetition and confidentiality provisions.

    Messrs. Guengerich, Modaff, Zielinski, and Earl participate in the American Medical Security Group, Inc. Change of Control Severance Benefit Plan (the "Severance Plan"). Benefits are payable under the Severance Plan if, during a period beginning six months prior to a "change of control" and ending on the second anniversary of a change of control,
(1) the participant's employment is terminated by the Company, except for "cause," as defined in the Severance Plan, death or disability, or (2) the participant voluntarily terminates employment with "good reason," as defined in the Severance Plan. For purposes of the Severance Plan, a "change of control" shall have occurred when (1) a majority of the directors of the Company cease to continue to serve as directors of the Company and/or the chief executive officer of the Company ceases to serve as the chief executive of the Company as the result of or in connection with (a) any person, or group as defined in
Section 13(d)(3) of the Exchange Act, becoming the beneficial owner of 40% of the Company's outstanding voting securities, (b) a cash tender or exchange offer, (c) a merger or other business combination, (d) a sale of substantial assets of the Company, (e) a contested election of directors, or (f) any combination of the foregoing events; or (2) the shareholders approve a plan of liquidation or dissolution of the Company. Plan benefits include the payment of severance equal to three times the average salary and bonus for the prior two years for Executive and Senior Vice Presidents and one and one-half times the average salary and bonus for the prior two years for participants who are not Executive or Senior Vice Presidents. In addition, the Company would also provide health, dental, long-term disability and life insurance coverage for comparable periods of time. In the event the executive qualifies for severance benefits under any other agreement with the Company, benefits payable under the Severance Plan are reduced by the amount of the benefits paid pursuant to the other agreement.

    In connection with the employment offers accepted by Messrs. Guengerich, Modaff, and Zielinski, the Company has also agreed to provide Messrs., Guengerich, Modaff, and Zielinski with severance benefits in the event of termination of their employment by the Company without cause. These benefits include payments equal to one year's salary and medical insurance coverage for one year.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

    The Compensation Committee of the Board of Directors (the "Compensation Committee") is comprised of four independent, non-employee directors. The Compensation Committee establishes and directs the administration of all programs under which executive compensation is paid or awarded to the Company's executive officers. In addition, the Compensation Committee evaluates executive officer performance and assesses the overall effectiveness of the Company's executive compensation programs.

COMPENSATION PHILOSOPHY AND OBJECTIVES

    The Company's compensation and benefit programs are designed:

    - To attract and retain top level executive talent required to attain the Company's short and long-term goals.

    - To motivate these executives to achieve the goals of the Company's business strategy.

    - To link executive and shareholder financial interests through appropriate equity-based long-term incentive plans.

    - To provide a compensation package that recognizes individual contributions and overall business results.

ELEMENTS OF EXECUTIVE COMPENSATION

    The elements of executive compensation include base salary, an annual incentive program, and an equity incentive plan. The Compensation Committee's decisions with respect to each of these elements are discussed below. While the elements of compensation described in this report are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including salary, incentive compensation, retirement, and other benefits. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement, other than the Chief Executive Officer (CEO), the Compensation Committee takes into account the views of the CEO.

    Each year the Compensation Committee reviews the Company's executive compensation program to ensure that pay opportunities are competitive with the current market and that there is appropriate linkage between Company performance and executive compensation. This process includes consultation with a national compensation and benefits consultant on issues of base salary, annual incentive awards, stock options and other long-term equity awards, and overall compensation. The Compensation Committee's review includes a comparison of the Company's executive compensation against an appropriate peer group.

    In mid-year 1999, the Committee revised the group of companies in the peer group to more closely reflect the companies against which the Company competes in the marketplace and competes for executive talent. The peer group includes a composite of health and life insurance companies as surveyed by Arthur Andersen LLP. Because many of the peer group companies are significantly larger than the Company, peer group compensation data is statistically regressed for purposes of compensation comparisons in order to ascertain the predicted level of compensation for an organization with annual revenue comparable to the Company's. The companies in the peer group comprise the peer index included in the Performance Graph contained in this proxy statement.

BASE SALARY

    Base salaries are set in a context of total direct pay (base salary plus targeted annual incentive) such that total direct pay is competitive with current market levels of the comparable group and that there is appropriate linkage between Company performance and executive compensation. Base salaries for executive officers are initially determined by evaluating and comparing the responsibilities of their positions and experiences and by reference to the competitive marketplace for executive talent. Base salary adjustments, which were considered in late 1998 and became effective January 1, 1999, resulted in salaries slightly below market levels for comparable positions at the companies then comprising the peer group.

ANNUAL INCENTIVE COMPENSATION

    Except for the CEO, the Company's executive officers are eligible for an annual performance bonus under the Company's executive management incentive program (the "Annual Program"). In 1999, the Committee redesigned the Company's Annual Program to place a greater emphasis on the achievement of internal financial goals that are aligned with the interest of the Company's shareholders. The bonus paid under the Annual Program has two components:
(1) achievement of corporate performance goals and (2) an assessment of specific job performance characteristics. The corporate performance factor is either earnings before interest, taxes, depreciation and amortization ("EBITDA") or a sales objective, depending on the executive's position. Performance bonuses are generally weighted 60% on achievement of corporate performance goals and 40% on a qualitative evaluation of individual job performance based on pre-planned objectives.

    The Annual Program is designed to align executive compensation with the profitability of the Company and to reward those executives who made significant contributions to the Company's business objectives. Participants in the Annual Program are high performers around whom the Company's high performance work culture is built. Not all individual performance objectives are quantifiable. Therefore, the Compensation Committee used discretion in evaluating an executive's achievement of individual performance objectives.

    For 1999, the potential range of bonus awards was 0% to 100% of annual base salary with the actual payout ranging from 11% to 50% of base salary. While corporate performance goals based on sales objectives were achieved during 1999, minimum EBITDA corporate performance goals were not achieved.

As a result, executives with EBITDA performance goals did not receive bonus awards for the corporate performance component of the Annual Program. They only received bonus awards for the portion of the Annual Program based on an evaluation of individual job performance. As reflected in the Summary Compensation Table, certain executives that joined the Company in 1999 received new hire bonuses and minimum guaranteed performance bonuses agreed to in connection with their employment offers. The performance awards for fiscal 1999 were paid in the first quarter of 2000.

LONG-TERM INCENTIVE COMPENSATION

    Long-term incentives are provided primarily pursuant to the Company's Equity Incentive Plan, as amended and restated March 15, 1999 (the "Equity Incentive Plan"), which provides for the grant of stock options, stock appreciation rights, restricted stock, and performance units and performance shares.

    The purpose of the Equity Incentive Plan is to promote the success, and enhance the value of the Company by linking the personal interests of employees to those of the Company shareholders, and by further providing employees that receive an award under the Equity Incentive Plan with an incentive for outstanding performance. When awarding long-term incentives, the Compensation Committee considers compensation practices at peer group companies, the executive's level of responsibility, prior experience, and historical award data.

    The Compensation Committee is responsible for administering the Equity Incentive Plan. Currently, only nonqualified stock option grants are outstanding under the Equity Incentive Plan. The option grants are designed to motivate employees to maximize shareholder value and maintain a medium to long-term perspective. Option grants are made at no less than the fair market price on the date of grant and generally become exercisable in equal annual installments over a four-year term, expiring no later than 12 years after the date of grant. All full-time active employees of the Company are eligible to participate in the Equity Incentive Plan.

    When determining the size of annual option grants made to executive officers in 1999, the Compensation Committee considered the results of the peer group survey performed by Arthur Andersen LLP. Based on the commonly used Black-Scholes valuation methodology, annual stock option award sizes for 1999 were positioned at the 50(th)percentile of competitive practice. To provide executive officers who joined the Company in 1999 with an immediate stake in the long-term performance of the Company, the Committee also granted stock options to these executives upon joining the Company. These grants were based on the executive's level of responsibility and anticipated contribution to the success of the Company, as well as historical option award data for similarly positioned executives.

    Nonqualified stock options to purchase a total of 563,000 shares were granted to the Company's executive officers (other than the CEO) named in the compensation table for fiscal 1999. The award to the CEO is discussed below.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Miller became the CEO of the Company during 1998. His employment and noncompetition agreement with the Company was renewed effective as of April 7, 1998, with a term ending on December 31, 2000 (the "Miller Agreement"). Under the terms of the Miller Agreement, Mr. Miller's annual base salary is $500,000 and he is eligible for an annual performance bonus of not less than $500,000 or more than $1 million.

    In determining the individual performance portion of Mr. Miller's annual incentive award, the Compensation Committee considered the financial performance of the Company, as well as Mr. Miller's leadership in the implementation of the overall strategic direction of the Company. Mr. Miller received an annual incentive award of $500,000 or 100% of base salary, which is the minimum bonus amount provided for under the Miller Agreement.

    In 1999, Mr. Miller received options to purchase 148,000 shares at an exercise price of $5.8125 per share as detailed in the option grant table contained in this proxy statement. This equity interest recognizes Mr. Miller's leadership and provides an appropriate link to the interests of shareholders. When determining the size of the CEO's option grant, the Compensation Committee considered the results of the peer group survey performed by Arthur Andersen LLP. Based on the commonly used Black-Scholes valuation methodology, Mr. Miller's 1999 stock option grant was positioned at the 50(th) percentile of competitive practice.

    Mr. Miller participates in a deferral program whereby a portion of his annual performance bonus is deferred until he is no longer an employee of the Company or he is no longer considered a "covered employee" within the meaning of
Section 162(m)(3) of the Internal Revenue Code of 1986, as amended, (the "Internal Revneue Code"). The deferred amounts are held in a rabbi trust and are credited at an interest rate equal to 60% of the prime rate as reported in the Wall Street Journal.

POLICY ON DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Internal Revenue Code limits the Company's federal income tax deduction for compensation to its CEO and any of its four other highest paid executive officers to $1 million. Qualified performance-based compensation is not subject to the $1 million limitation, provided certain requirements of Section 162(m) are satisfied. In 1999, none of the Company's executives received compensation in excess of $1 million for purposes of
Section 162(m) and all executive compensation paid in fiscal 1999 is fully deductible. In order to preserve the deductibility of Mr. Miller's compensation, a portion of his annual incentive for 1999 was deferred pursuant to the deferral program described above. The Compensation Committee has, however, reviewed
Section 162(m) and considered its impact on the Company's future executive compensation plans.

CONCLUSION

    After its review of the total compensation program for the executives of the Company, the Compensation Committee continues to believe that these executive compensation policies and practices serve the interests of the shareholders and the Company effectively. We also believe that the various compensation programs offered are appropriately balanced to provide increased motivation for executive officers to contribute to the Company's overall future successes, thereby increasing the value of the Company for the shareholders' benefit. The Compensation Committee will continue to monitor the effectiveness of the Company's total compensation program to meet the ongoing needs of the Company.

                                      COMPENSATION COMMITTEE
                                      Michael T. Riordan, Chairman
                                      Roger H. Ballou
                                      W. Francis Brennan
                                      Frank L. Skillern

                               PERFORMANCE GRAPH

    Two performance graphs are presented below to provide cumulative shareholder return information for the Company on (1) a post-Spin-off basis reflecting continuing operations and (2) a five-year historical basis, as is require by Exchange Act reporting regulations. See "Certain Transactions" for a description of the Spin-off.

    The first graph compares the cumulative shareholder return of the Company's Common Stock for the period from September 28, 1998, (the first day of trading, following the completion of the Spin-off, on the New York Stock Exchange) through December 31, 1999, to the cumulative total returns of the NYSE/ AMEX/Nasdaq Stock Market, a peer group of issuers selected by the Company, and the Morgan Stanley

Healthcare Payor Index. The second performance graph compares the cumulative shareholder return, for the five year period ended December 31, 1999, of the Company's Common Stock (traded on the New York Stock Exchange prior to the Spin-off under the listing of United Wisconsin Services and after the Spin-off under the listing of American Medical Security Group, Inc.) to the cumulative total returns of the same market, peer group and industry index as the short-period graph.

    In 1999 the Company revised the peer group of issuers used for executive compensation comparison purposes and decided to use the revised group to report shareholder return information. The revised peer group was developed to include companies in the insurance industry that best reflect the Company's current and desired state in terms of performance level and size. The peer group consists of a composite of life and health insurance companies against which the Company competes in the marketplace. The following companies are included in the peer group: Aetna Inc.; United Healthcare Corporation; Humana, Inc.; Pacificare Health Systems, Inc.; Foundation Health Systems, Inc.; Wellpoint Health Networks Inc.; Oxford Health Plans, Inc.; Jefferson-Pilot Corporation; Unitrin, Inc.; Trigon Healthcare, Inc.; Sierra Health Services, Inc.; and Rightchoice Managed Care, Inc.

    The graphs assume an investment of $100 in each of the Company's Common Stock, the NYSE/ AMEX/Nasdaq Stock Market, the peer group of issuers, and the Morgan Stanley Healthcare Payor Index at the beginning of the periods
(September 28, 1998, and December 31, 1994, as the case may be), and assume reinvestment of dividends. In the five-year graph, the Spin-off of the Company's managed care and specialty products business was treated as a special dividend of $7.19 per share that was reinvested in Company Common Stock on September 28, 1998, the first day of trading following the Spin-off. The line graphs are not intended to be indicative of future stock performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
               FROM SEPTEMBER 28, 1998 THROUGH DECEMBER 31, 1999
                               PERFORMANCE GRAPH
                     AMERICAN MEDICAL SECURITY GROUP, INC.

                                                  9/28/98    12/31/98   3/31/99    6/30/99    9/30/99    12/31/99
                                                  --------   --------   --------   --------   --------   --------
American Medical Security Group, Inc............  $100.00    $139.63    $136.58     $84.15     $63.42     $58.54
NYSE/AMEX/Nasdaq Stock Market (US Companies)....   100.00     118.05     122.47     132.28     124.18     146.01
Peer Group......................................   100.00     116.09     116.38     126.55      90.69     100.89
Morgan Stanley Health Care Payor Index..........   100.00     118.36     117.11     130.55     100.06     105.67

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                FROM DECEMBER 31, 1994 THROUGH DECEMBER 31, 1999
                               PERFORMANCE GRAPH
                     AMERICAN MEDICAL SECURITY GROUP, INC.

                                                    12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
                                                    --------   --------   --------   --------   --------   --------
American Medical Security Group, Inc..............  $100.00     $62.50     $76.11     $75.87     $72.83     $30.53
NYSE/AMEX/Nasdaq Stock Market (US Companies)......   100.00     136.33     165.28     216.35     267.11     330.38
Peer Group........................................   100.00     140.56     135.54     131.50     148.35     128.93
Morgan Stanley Health Care Payor Index............   100.00     125.51     109.45     113.79     121.40     108.38

                              CERTAIN TRANSACTIONS

    On May 27, 1998, the Board of Directors of the Company, then known as United Wisconsin Services, Inc., approved a plan to spin off its managed care companies and specialty products business to its shareholders. On September 11, 1998, the Company contributed all of its subsidiaries comprising the managed care and specialty products business to a newly created subsidiary named
"Newco/UWS, Inc.", a Wisconsin corporation ("Newco/UWS"). On September 25, 1998, the Company spun off the managed care and specialty products business through a distribution of 100% of the issued and outstanding shares of common stock of Newco/UWS to the Company's shareholders of record as of September 11, 1998 (the "Spin-off"). In connection with the Spin-off, the Company adopted its current name of American Medical Security Group, Inc. and Newco/UWS changed its name to United Wisconsin Services, Inc. (referred to herein as "United Wisconsin Services"). As a result of the transactions entered into in connection with the Spin-off, United Wisconsin Services owns the businesses and assets of, and is responsible for the liabilities associated with, the managed care and specialty products business formerly conducted by the Company. The Company continues to own the business and assets of, and is responsible for the liabilities associated with, the Company's small group business described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

SERVICE AGREEMENTS

    Blue Cross, a 40.7% beneficial shareholder of the Company, beneficially owns more than 10% of the common stock of United Wisconsin Services. The Company and United Wisconsin Services were parties to a service agreement (the "UWS Service Agreement") dated September 25, 1998, pursuant to which United Wisconsin Services provided investment management and investment accounting services to the Company following the Spin-off. Fees under the UWS Service Agreement were based on a percentage of the investment portfolio plus a flat rate for each corporate entity whose investments were being managed by United Wisconsin Services. The Company paid United Wisconsin Services $116,977 for such services in fiscal 1999 and $48,407 in fiscal 1998. The UWS Service Agreement, which otherwise would have expired on December 31, 1999, was terminated on August 31, 1999, as permitted by its terms.

REINSURANCE AGREEMENTS

    During 1998, the Company and United Wisconsin Services, or their subsidiaries, entered into various quota share reinsurance agreements ("Reinsurance Agreements") pursuant to which each company cedes to the other certain risks related to life insurance, health insurance, dental insurance, point-of-service and other insurance plans. In addition, each company acting as the reinsurer provides administrative services to the other company acting as the ceding company. As consideration for such reinsurance, the ceding company receives a ceding commission of approximately 0.5% of the gross premiums reinsured under each applicable agreement. For fiscal 1999 and 1998, the Company received $115,449 and $28,360, respectively, from United Wisconsin Services or its subsidiaries and paid $78,025 and $42,590, respectively, to United Wisconsin Services or its subsidiaries pursuant to the Reinsurance Agreements.

REGISTRATION RIGHTS AGREEMENTS

    The Company and Blue Cross have entered into a Registration Rights Agreement dated as of September 1, 1998, which contains certain registration rights granted by the Company with respect to shares of Company Common Stock owned by Blue Cross. Pursuant to the terms of the agreement, Blue Cross is entitled to certain demand registration rights until the earlier of July 31, 2008, or the date on which Blue Cross owns in the aggregate less than three percent of the Company's outstanding Common Stock. In addition, Blue Cross is entitled, subject to certain limitations, to include its shares of Common Stock in a registration statement prepared by the Company for another offering. Also, if Blue Cross proposes to sell its Common Stock to a third party, Blue Cross may request that the Company register its shares prior to such sale, and the Company shall use its best efforts to register all of the shares that Blue Cross proposes to sell. Blue Cross has agreed not to acquire any additional Common Stock of the Company, other than as a result of any stock dividend or distribution, without the consent of the Company, for a period of ten years.

    Wallace J. Hilliard, who ceased to be a 5% beneficial shareholders of the Company in 1999, and another former greater than 5% shareholder of the Company, (together, the "Holders") have entered into a Registration Rights and Stock Restriction Agreement with the Company dated as of December 3, 1996, which contains certain registration rights granted by the Company with respect to shares owned by the Holders. Pursuant to the terms of the agreement, the Holders are entitled to certain demand registration rights until the earlier of December 3, 2001, or the date on which the Holders own in the aggregate less than three percent of the Company's outstanding Common Stock. In addition, the Holders are entitled, subject to certain limitations, to include their shares of Common Stock in a registration statement prepared by the Company for another offering. The Holders have also agreed not to acquire any securities of the Company without the consent of the Company for a period of ten years if such acquisition would require regulatory approval, application or notification other than as required by the Exchange Act. Further, the Holders have agreed not to
(1) initiate any shareholder proposals with respect to the Company, (2) make any proposals with respect to a merger or other business combination, sale or transfer of assets, liquidation or other extraordinary corporate transaction of the Company, or (3) participate in a group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Company's securities or seek to exercise control over the Company.

OTHER AGREEMENTS

    Mr. Hilliard is a party to an Employment and Noncompetition Agreement with the Company entered into as of December 3, 1996, and amended March 30, 1999, pursuant to which Mr. Hilliard continues to receive payments. The agreement provides for the payment of (1) $750,000 per year during the first year,
(2) $500,000 per year for the next four years and three months, and
(3) $100,000 per year thereafter for a period of three years. The agreement contains noncompetition and nonsolicitation provisions applicable during the term of the agreement and for a period of two years thereafter. Mr. Hilliard's agreement expires on March 3, 2005. On March 30, 1999, Mr. Hilliard entered into an Option Surrender Agreement with the Company pursuant to which he surrendered stock options to purchase 530,000 shares of Company Common Stock. As a result, Mr. Hilliard ceased to be a greater than 5% beneficial shareholder of the Company.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors and any persons who beneficially own in excess of ten percent of the shares of the Common Stock to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission, the New York Stock Exchange and the Company.

    Based upon a review of the information furnished to the Company, the Company believes that during the fiscal year ended December 31, 1999, its executive officers and directors and Blue Cross complied with all applicable
Section 16(a) filing requirements, except that one report on Form 4 for William
R. Johnson, reporting one transaction, was filed late.

                                    AUDITORS

    The Audit Committee of the Board of Directors has selected Ernst & Young LLP as independent auditors for the Company for the year ended December 31, 1999. Ernst & Young LLP has examined the accounts of the Company since 1988. Representatives of Ernst & Young LLP will be present at the Meeting, will be available to respond to questions and may make a statement if they so desire.

                                 OTHER MATTERS

    The Company knows of no other matters to come before the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons acting pursuant to the accompanying appointment of proxy form to vote the shares represented thereby in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals for the 2001 Annual Meeting of Shareholders of the Company must be received no later than December 1, 2000, at the Company's principal executive offices, 3100 AMS Boulevard, Green Bay, Wisconsin 54313, directed to the attention of the Secretary, in order to be considered for inclusion in next year's annual meeting proxy material under the Securities and Exchange Commission's proxy rules.

    Under the Company's Bylaws, written notice of shareholder proposals for the 2001 Annual Meeting of Shareholders of the Company which are not intended to be considered for inclusion in next year's proxy material (shareholder proposals submitted outside the processes of SEC Rule 14a-8) must be received no later than January 30, 2001, and no earlier than December 31, 2000, at the Company's offices, directed to the attention of the Secretary, and such notice must contain the information specified in the Company's Bylaws.

                                      AMERICAN MEDICAL SECURITY GROUP, INC.

                                      /s/ Timothy J. Moore

                                      Timothy J. Moore
                                      SECRETARY

Green Bay, Wisconsin
March 31, 2000

A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK AS OF MARCH 20, 2000, ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO: TIMOTHY J. MOORE, SECRETARY, AMERICAN MEDICAL SECURITY GROUP, INC., 3100 AMS BOULEVARD, GREEN BAY, WISCONSIN 54313.

                      AMERICAN MEDICAL SECURITY GROUP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 17, 2000

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


SAMUEL V. MILLER, GARY D GUENGERICH, AND TIMOTHY J. MOORE, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of American Medical Security Group, Inc., a Wisconsin corporation, to be held on Wednesday, May 17, 2000, or any adjournment or postponement thereof, with like effect as if the undersigned were personally present and voting, upon the matters indicated on the reverse side of this card.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


(SEE REVERSE SIDE TO VOTE)

                      AMERICAN MEDICAL SECURITY GROUP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 17, 2000













                               (SEE REVERSE SIDE)

       PLEASE SIGN, DATE, DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED
                               PLEASE DO NOT FOLD




               AMERICAN MEDICAL SECURITY GROUP, INC. 2000 ANNUAL MEETING


1.     ELECTION OF DIRECTORS      1--James C. Hickman       / / FOR all nominees              / / WITHOUT AUTHORITY
                                  2--William R. Johnson         listed to the left                to vote for all nominees
                                  3--Frank L. Skillern          (except as specified below).      listed to the left.


        (Instructions:  To withhold authority to vote for any indicated
         nominee, write the number(s) of the nominee(s) in the box provided
         to the right).                                                 / /

2. In their discretion, upon such other business as may properly come before the Meeting or any adjournments thereof; all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.

                                                     Date  ___________________


                                                                   NO. OF SHARES
         Check appropriate box
         Indicate changes below:
         Address Change?    / /       Name Change? / /                 / /



                                                           SIGNATURE(S) IN BOX
                                                           PLEASE SIGN PERSONALLY AS NAME APPEARS AT LEFT.
                                                           WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, PERSONAL
                                                           REPRESENTATIVE, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF
                                                           SIGNER IS A CORPORATION, SIGN FULL CORPORATE NAME BY DULY AUTHORIZED
                                                           OFFICER. IF STOCK IS HELD IN THE NAME OF TWO OR MORE PERSONS, ALL SHOULD
                                                           SIGN.